UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2023

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer and Secretary
On April 14, 2023, Wayne Wilson notified Malibu Boats, Inc. (the “Company”) of his resignation as Chief Financial Officer and Secretary of the Company and from all other positions he holds with the Company and each of its subsidiaries. Mr. Wilson’s resignation as Chief Financial Officer and Secretary was effective April 19, 2023. Mr. Wilson will actively serve in an advisory role and assist with the transition through May 12, 2023.
Appointment of Interim Chief Financial Officer
In connection with Mr. Wilson’s resignation, on April 18, 2023, the Board of Directors (the “Board”) of the Company appointed David Black, the Company’s Corporate Controller, to serve as the Company’s Interim Chief Financial Officer, with such appointment effective April 19, 2023. Mr. Black will perform the functions of the Company’s principal financial officer and principal accounting officer. The Company has initiated a search process to identify and appoint a new permanent Chief Financial Officer and Secretary.
Mr. Black, 40, has served as the Company’s Corporate Controller since November 2020, having previously served as the Company’s Director of Internal Audit since 2017. Mr. Black has over 16 years of experience in accounting and finance working for both public and private companies. Mr. Black received a B.A. in Finance from Fairmont State University. Mr. Black is a Certified Public Accountant (CPA) and Certified Internal Auditor (CIA).
In connection with Mr. Black’s appointment as Interim Chief Financial Officer, the Compensation Committee of the Board approved a special incentive bonus equal to $50,000 to be payable to Mr. Black upon the successful completion of his duties as Interim Chief Financial Officer. Mr. Black has also entered into an indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-192862) on December 13, 2013.
There are no arrangements or understandings between Mr. Black and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Black and any director or executive officer of the Company and Mr. Black has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On April 20, 2023, the Company issued a press release announcing the resignation of Mr. Wilson as Chief Financial Officer of the Company and the appointment of Mr. Black as Interim Chief Financial Officer of the Company.
A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated April 20, 2023
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Jack Springer
Date: April 20, 2023		Jack Springer
Chief Executive Officer